Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-83658, 333-153345, 333-117445 and 333-191198 on Form S-8 of our report dated September 8, 2014, relating to the consolidated financial statements of Dycom Industries, Inc. and subsidiaries, as of July 26, 2014 and for each of the two years in the period ended July 26, 2014 appearing in this Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 25, 2015.

/s/ Deloitte & Touche LLP

Miami, Florida
September 4, 2015